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                                                                    Exhibit 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Amkor Technology, Inc. (the "Company") Annual Report on Form 10-K and we hereby consent to the incorporation of our reports dated February 13, 1998 included in this Form 10-K into the Company's previously filed Registration Statement No. 333-62891 on Form S-8 filed on September 4, 1998.


                                                    SIANA CARR & O'CONNOR, LLP

Paoli, Pennsylvania
March 25, 1999